Exhibit 99.1

Unity Bancorp Reports Fourth Quarter and Full Year Earnings

          CLINTON, N.J., Jan. 30 /PRNewswire-FirstCall/ -- Unity Bancorp, Inc. (Nasdaq: UNTY), parent company of Unity Bank, reported net income of $924 thousand, or $0.13 per diluted share, for the quarter ended December 31, 2006, compared to net income of $1.8 million, or $0.26 per diluted share, for the quarter ended December 31, 2005.  Return on average assets and average common equity for the fourth quarter of 2006 were 0.55% and 8.05%, respectively, as compared to 1.16% and 17.62%, respectively, for the fourth quarter of 2005.

          For the year ended December 31, 2006, net income was $5.8 million or $0.85 per diluted share, a 5.9% decrease from the $6.2 million, or $0.92 per diluted share for the same period a year ago.  Return on average assets and average common equity for the year ended 2006, were 0.90% and 13.56%, respectively, as compared to 1.10% and 16.29%, respectively, for the prior year’s comparable period.

          “Although we are pleased with the growth in our balance sheet and our customer base, the impact of the interest rate environment has significantly reduced our net interest margin as well as increased our level of past due loans,” said Unity President and Chief Executive Officer, James A. Hughes. “Although the rate environment is a short term challenge, we are confident we can continue to grow our asset base which will have a favorable effect on future earnings.”

          Net interest income was $5.7 million for the fourth quarter of 2006, a 4.2% decrease compared to a year ago.  The decrease in net interest income was due primarily to a decrease in net interest margin partially offset by an increase in interest-earning assets.  Net interest margin was 3.60% for the fourth quarter of 2006, compared to 4.20% for the fourth quarter of 2005.

          Net interest income was $23.7 million for the year ended December 31, 2006, a 6.8% increase compared to a year ago.  The increase in net interest income for the year ended December 31, 2006 was primarily due to an increase in interest earning assets partially offset by a decrease in net interest margin.  Net interest margin was 3.87% for the year ended 2006 compared to 4.17% from a year ago.  The Federal Reserve Board has raised rates 17 times, or 425 basis points, since 2004.  These increases have resulted in an inverted yield curve; substantially increasing the Company’s cost of funds.  The sustained effect of the yield curve may cause the net interest margin to further contract during 2007.

          The provision for loan losses for the fourth quarter of 2006 was $600 thousand, compared to $525 thousand for the quarter ended December 31, 2005. Net loan charge-offs for the quarter ended December 31, 2006 were $456 thousand, compared to net-charge offs of $191 thousand for the quarter ended December 31, 2005.

          The provision for loan losses for the year ended December 31, 2006 was $1.6 million, compared to $1.9 million for the same period a year ago.  Net loan charge offs for the year ended December 31, 2006, was $818 thousand, compared to $814 thousand for the same period a year ago.

          Total non-interest income for the fourth quarter of 2006 was $1.7 million, down 15.7% from the same period a year ago.  Service charges on deposits for the fourth quarter decreased 16.0% compared to the fourth quarter of 2005, primarily due to lower uncollected and overdraft fees on deposit accounts. Service and loan fees for the fourth quarter of 2006 decreased 26.9% from a year ago due to a decline in SBA servicing income and prepayment fees on commercial loans due to a higher rate environment.  Gains on sales of SBA loans amounted to $787 thousand for the fourth quarter of 2006, compared to $878 thousand for the quarter ended December 31, 2005, primarily due to a lower level of loans sold and reduced premiums.

          Total non-interest income for the year ended December 31, 2006 was $7.6 million, a decline of 6.7% compared to the same period a year ago.  Service charges on deposits for the year ended December 31, 2006 decreased 9.3% compared to the same period a year ago, primarily due to lower uncollected and overdraft fees on deposit accounts.  Service and loan fees for the year ended December 31, 2006 decreased 22.5% from a year ago due to a decline in SBA servicing income and prepayment fees on commercial loans due to a higher rate environment.  Gains on sales of SBA loans amounted to $3.0 million for the year ended December 31, 2006, flat from the same period a year ago.

          Total non-interest expenses for the fourth quarter of 2006 were $5.5 million, an increase of 13.9% from the prior year’s comparable quarter. Compensation and benefits increased 10.5%, due to increased head count, merit increases and rising health insurance costs.  Processing and communications increased 13.8%, due to increased transactional volume.  Furniture and equipment and occupancy costs increased 9.2% and 7.9% respectively, primarily due to branch expansion and refurbishment of our existing branch network. Loan servicing costs increased $180 thousand due to higher collection expenses on delinquent loans.

          Total non-interest expenses for the year ended December 31, 2006 were $21.0 million, an increase of 12.7% from the prior year.  Compensation and benefits increased 14.4%, due to increased head count associated primarily with branch expansion and expansion in sales staff, merit increases and rising health insurance costs.  Processing and communications increased 10.4%, due to increased transactional volume.  Furniture and equipment and occupancy costs increased 13.9% and 14.4% respectively, primarily due to branch expansion and refurbishment of our existing branch network.  Professional fees increased 16.3%, due to an increased need for these types of services.  Loan servicing costs increased $60.0 thousand or 12.4% due to higher collection expenses on delinquent loans.

          Total assets at December 31, 2006 were $694.1 million, a 13.0% increase from December 31, 2005.  The increase in assets from the prior year was primarily due to growth in the Company’s loan portfolio.  Total loans at December 31, 2006 were $507.7 million, a 13.2% increase from December 31, 2005.  The growth in the loan portfolio occurred primarily in commercial lending.

          At December 31, 2006 the allowance for loan losses was $7.6 million, or 1.50% of total loans, compared to 1.54% at December 31, 2005.  Non-performing assets at December 31, 2006 were $9.1 million, or 1.80% of total loans and OREO, as compared to $4.5 million or 1.01% of total loans and OREO from a year ago.  Due to the increase in interest rates certain SBA borrowers have experienced problems meeting their contractual loan obligations.  As such, the SBA portfolio continues to see higher default rates.

          The primary reason for the increase in non performing assets for the quarter ended December 31, 2006, was the addition of two real estate loans totaling $3.4 million.  Both loans are well collateralized.  The collateral underlying one of the loans, totaling $2.4 million is currently under contract for sale however, we are currently unable to estimate a closing date and as a result this loan was placed on non performing status.  Included in non- performing assets at December 31, 2006 are approximately $3.0 million of loans guaranteed by the SBA. In addition, non performing assets include a $780 thousand loan in which the note was sold to a third party with out recourse, however has not been recognized as a sale for accounting purposes.

          “Although our default rates in our SBA portfolio are in line with the SBA peer group averages,” said Mr. Hughes.  “We will continue to aggressively manage our credit risk to minimize credit losses.”

          Total deposits at December 31, 2006 were $566.5 million, an 8.5% increase from December 31, 2005.  This increase was primarily the result of growth in savings accounts and time deposits, partially offset by the decline in interest bearing checking accounts.  Savings accounts increased $64.0 million, or 45.1% from December 31, 2005, due to a high-yield savings product.  Time deposits increased $14.1 million, or 8.7%, from December 31, 2005. Interest bearing demand deposit accounts decreased $33.7 million, or 24.2% from December 31, 2005.

          Total shareholders’ equity was $46.2 million at December 31, 2006, a 12.9% increase from December 31, 2005.   The increase in shareholders’ equity was primarily due to retained profits, partially offset by the payment of cash dividends and a decline in other comprehensive income.

          As of December 31, 2006, the Company’s Tier I leverage ratio was 9.13%, Tier I risk-based capital ratio was 10.92%, and total risk-based capital ratio was 13.72%.  All regulatory capital ratios exceeded the well-capitalized, federal capital adequacy requirements as of December 31, 2006.

          Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with approximately $694 million in assets and $566 million in deposits.  Unity Bank provides financial services to retail, corporate and small business customers through its 15 retail service centers located in Hunterdon, Middlesex, Somerset, Union and Warren counties in New Jersey and Northampton County, Pennsylvania.  For additional information about Unity visit our website at www.unitybank.com or call 800 618-BANK.

          This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals.  These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, and results of regulatory exams, among other factors.

Unity Bancorp, Inc.
Consolidated Financial Highlights
(Dollars in thousands, except per share data)

	Dec. 31, 2006	Sep. 30, 2006	Dec. 31, 2005	Dec. 06 vs.

				Sep. 06	Dec. 05

BALANCE SHEET DATA:
Assets	$694,106	$671,811	$614,172	3.3%	13.0%
Deposits	566,465	557,451	521,860	1.6	8.5
Loans	507,690	498,842	448,567	1.8	13.2
Securities	108,410	112,817	106,331	(3.9)	2.0
Shareholders’ equity	46,228	45,643	40,929	1.3	12.9
Allowance for loan losses	7,624	7,480	6,892	1.9	10.6
FINANCIAL DATA - QUARTER TO DATE:
Net income before taxes	$1,389	$2,471	$2,710	(43.8)%	(48.7)%
Federal and state income tax provision	465	844	956	(44.9)	(51.4)
Net income	924	1,627	1,754	(43.2)	(47.3)
Per share-basic	0.14	0.25	0.27	(44.0)	(48.1)
Per share-diluted	0.13	0.23	0.26	(43.5)	(50.0)
Return on average assets	0.55%	1.00%	1.16%	(45.0)	(52.6)
Return on average common equity	8.05	15.26	17.62	(47.2)	(54.3)
Efficiency ratio	73.34	65.48	59.76	12.0	22.7
FINANCIAL DATA - YEAR TO DATE:
Net income before taxes	$8,788	—	$9,898	—	(11.2)%
Federal and state income tax provision	2,943	—	3,688	—	(20.2)
Net income	5,845	—	6,210	—	(5.9)
Per share-basic	0.89	—	0.97	—	(8.2)
Per share-diluted	0.85	—	0.92	—	(7.6)
Return on average assets	0.90%	—	1.10%	—	(18.2)
Return on average common equity	13.56	—	16.29	—	(16.8)
Efficiency ratio	67.21	—	61.53	—	9.2
SHARE INFORMATION:
Closing price per share	$14.71	$15.28	$13.33	(3.7)%	10.3%
Cash dividends declared	0.05	0.05	0.05	—	—
Book value per share	6.99	6.92	6.26	1.0	11.7
Average diluted shares outstanding (QTD)	6,917	6,925	6,807	(0.1)	1.6
CAPITAL RATIOS:
Total equity to total assets	6.66%	6.79%	6.66%	(1.9)%	—%
Tier I capital to average assets (leverage)	9.13	9.12	8.48	0.1	7.7
Tier I capital to risk-adjusted assets	10.92	10.92	10.26	—	6.4
Total risk-based capital	13.72	12.91	11.51	6.3	19.2
CREDIT QUALITY AND RATIOS:
Nonperforming assets	$9,120	$6,473	$4,539	40.9%	100.9%
Net charge offs to average loans (QTD)	0.35%	0.14%	0.17%	150.0	105.9
Allowance for loan losses to total loans	1.50	1.50	1.54	—	(2.6)
Nonperforming assets to total loans and OREO	1.80	1.30	1.01	38.5	78.2

Unity Bancorp, Inc.
Consolidated Balance Sheets
(In thousands)

	Dec. 31, 2006	Sep. 30, 2006	Dec. 31, 2005	Dec. 06 vs.

				Sep. 06	Dec. 05

ASSETS
Cash and due from banks	$14,727	$16,399	$11,945	(10.2)%	23.3%
Federal funds sold and interest bearing deposits	40,709	22,383	26,814	81.9	51.8
Securities:
Available for sale	65,595	68,907	65,583	(4.8)	—
Held to maturity	42,815	43,910	40,748	(2.5)	5.1
Total securities	108,410	112,817	106,331	(3.9)	2.0
Loans:
SBA - Held for sale	12,273	18,474	14,001	(33.6)	(12.3)
SBA - Held to Maturity	66,802	61,885	64,660	7.9	3.3
Commercial	312,195	308,646	260,581	1.1	19.8
Residential mortgage	63,493	61,787	62,039	2.8	2.3
Consumer	52,927	48,050	47,286	10.1	11.9
Total loans	507,690	498,842	448,567	1.8	13.2
Less: Allowance for loan losses	7,624	7,480	6,892	1.9	10.6
Net loans	500,066	491,362	441,675	1.8	13.2
Goodwill and other intangibles	1,603	1,607	1,618	(0.2)	(0.9)
Premises and equipment, net	11,610	11,123	10,593	4.4	9.6
Accrued interest receivable	3,926	3,724	3,167	5.4	24.0
Loan servicing asset	2,294	2,307	2,438	(0.6)	(5.9)
Bank Owned Life Insurance	5,372	5,325	5,185	0.9	3.6
Other assets	5,389	4,764	4,406	13.1	22.3
Total Assets	$694,106	$671,811	$614,172	3.3%	13.0%
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand deposits	$79,772	$77,057	$79,547	3.5%	0.3%
Interest-bearing deposits:
Interest bearing checking	105,382	111,142	139,076	(5.2)	(24.2)
Savings	205,919	195,626	141,935	5.3	45.1
Time, under $100,000	111,070	115,082	108,353	(3.5)	2.5
Time, $100,000 and over	64,322	58,544	52,949	9.9	21.5
Total deposits	566,465	557,451	521,860	1.6	8.5
Borrowed funds and subordinated debentures	79,744	67,089	49,279	18.9	61.8
Accrued interest payable	475	360	274	31.9	73.4
Accrued expenses and other liabilities	1,194	1,268	1,830	(5.8)	(34.8)
Total liabilities	647,878	626,168	573,243	3.5	13.0
Commitments and Contingencies	—	—	—
Shareholders’ equity:
Common stock, no par value, 12,500 shares authorized	44,343	44,118	38,423	0.5	15.4
Retained earnings	2,951	2,851	3,897	3.5	(24.3)
Treasury stock at cost	(242)	(242)	(242)	—	—
Accumulated other comprehensive loss, net of tax	(824)	(1,084)	(1,149)	N/M	N/M
Total shareholders’ equity	46,228	45,643	40,929	1.3	12.9
Total Liabilities and Shareholders’ Equity	$694,106	$671,811	$614,172	3.3%	13.0%
COMMON SHARES AT PERIOD END:
Issued	6,641	6,623	6,559
Outstanding	6,618	6,600	6,536
Treasury	23	23	23
N/M= Not meaningful

Unity Bancorp, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	Dec. 31, 2006	Sep. 30, 2006	Dec. 31, 2005	Dec. 06 vs.

				Sep. 06	Dec. 05

FOR THE THREE MONTHS ENDED:
INTEREST INCOME
Fed funds sold and interest on deposits	$211	$270	$285	(21.9)%	(26.0)%
Securities:
Available for sale	788	846	713	(6.9)	10.5
Held to maturity	551	548	444	0.5	24.1
Total securities	1,339	1,394	1,157	(3.9)	15.7
Loans:
SBA	2,108	2,175	1,967	(3.1)	7.2
Commercial	5,875	5,779	4,547	1.7	29.2
Residential mortgage	887	810	816	9.5	8.7
Consumer	855	830	714	3.0	19.7
Total loan interest income	9,725	9,594	8,044	1.4	20.9
Total interest income	11,275	11,258	9,486	0.2	18.9
INTEREST EXPENSE
Interest bearing demand deposits	664	637	704	4.2	(5.7)
Savings deposits	2,081	1,971	952	5.6	118.6
Time deposits	1,963	1,968	1,311	(0.3)	49.7
Borrowed funds and subordinated debentures	852	738	552	15.4	54.3
Total interest expense	5,560	5,314	3,519	4.6	58.0
Net interest income	5,715	5,944	5,967	(3.9)	(4.2)
Provision for loan losses	600	400	525	50.0	14.3
Net interest income after provision for loan losses	5,115	5,544	5,442	(7.7)	(6.0)
NONINTEREST INCOME
Service charges on deposit accounts	374	386	445	(3.1)	(16.0)
Service and loan fee income	345	491	472	(29.7)	(26.9)
Gain on SBA loan sales	787	927	878	(15.1)	(10.4)
Gain on Mortgage loan sales	72	119	103	(39.5)	(30.1)
Gain on sales of other loans	—	—	—	—	—
Bank owned life insurance	47	47	45	—	4.4
Net securities gains	—	69	—	—	—
Other income	121	204	129	(40.7)	(6.2)
Total noninterest income	1,746	2,243	2,072	(22.2)	(15.7)
NONINTEREST EXPENSES
Compensation and benefits	2,830	2,809	2,561	0.7	10.5
Processing and communications	585	555	514	5.4	13.8
Occupancy, net	655	631	607	3.8	7.9
Furniture and equipment	392	372	359	5.4	9.2
Professional fees	131	222	106	(41.0)	23.6
Loan servicing costs	211	175	31	20.6	580.6
Advertising	156	101	149	54.5	4.7
Deposit insurance	17	17	16	—	6.3
Other	495	434	461	14.1	7.4
Total noninterest expenses	5,472	5,316	4,804	2.9	13.9
Income before taxes	1,389	2,471	2,710	(43.8)	(48.7)
Federal and state income tax provision	465	844	956	(44.9)	(51.4)
Net Income	$924	$1,627	$1,754	(43.2)%	(47.3)%
Net Income Per Common Share- Basic	$0.14	$0.25	$0.27	(44.0)%	(48.1)%
Net Income Per Common Share- Diluted	$0.13	$0.23	$0.26	(43.5)%	(50.0)%
AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,610	6,591	6,491
Diluted	6,917	6,925	6,807

Unity Bancorp, Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share data)

	Dec. 31, 2006	Dec. 31, 2005	Dec. 06 vs. Dec. 05

YEAR TO DATE
INTEREST INCOME
Fed funds sold and interest on deposits	$1,042	$572	82.2%
Securities:
Available for sale	3,051	3,100	(1.6)
Held to maturity	2,042	1,477	38.3
Total securities	5,093	4,577	11.3
Loans:
SBA	8,615	6,558	31.4
Commercial	21,914	16,164	35.6
Residential mortgage	3,305	3,318	(0.4)
Consumer	3,208	2,648	21.1
Total loan interest income	37,042	28,688	29.1
Total interest income	43,177	33,837	27.6
INTEREST EXPENSE
Interest bearing demand deposits	2,648	2,605	1.7
Savings deposits	6,948	3,164	119.6
Time deposits	7,101	3,820	85.9
Borrowed funds and subordinated debentures	2,735	2,014	35.8
Total interest expense	19,432	11,603	67.5
Net interest income	23,745	22,234	6.8
Provision for loan losses	1,550	1,850	(16.2)
Net interest income after provision for loan losses	22,195	20,384	8.9
NONINTEREST INCOME
Service charges on deposit accounts	1,602	1,766	(9.3)
Service and loan fee income	1,637	2,111	(22.5)
Gain on SBA loan sales	2,972	2,956	0.5
Gain on Mortgage loan sales	363	382	(5.0)
Gains on sales of other loans	82	—	—
Bank owned life insurance	187	185	1.1
Net securities gains	69	69	0.0
Other income	726	721	0.7
Total noninterest income	7,638	8,190	(6.7)
NONINTEREST EXPENSES
Compensation and benefits	11,028	9,639	14.4
Processing and communications	2,220	2,010	10.4
Occupancy, net	2,580	2,256	14.4
Furniture and equipment	1,538	1,350	13.9
Professional fees	636	547	16.3
Loan servicing costs	542	482	12.4
Advertising	575	697	(17.5)
Deposit insurance	67	61	9.8
Other	1,859	1,634	13.8
Total noninterest expenses	21,045	18,676	12.7
Income before taxes	8,788	9,898	(11.2)
Federal and state income tax provision	2,943	3,688	(20.2)
Net Income	$5,845	$6,210	(5.9)%
Net Income Per Common Share-Basic	$0.89	$0.97	(8.2)%
Net Income Per Common Share-Diluted	$0.85	$0.92	(7.6)%
Average common shares outstanding:
Basic	6,583	6,427
Diluted	6,911	6,761

Unity Bancorp, Inc.
Consolidated Average Balance Sheets
with Resultant Interest and Rates
(Tax-equivalent basis, dollars in thousands)

	Three Months Ended

	December 31, 2006			September 30, 2006

	Balance	Interest	Rate	Balance	Interest	Rate

ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits with banks	$16,274	$211	5.14%	$20,698	$270	5.18%
Securities:
Available for sale	67,266	801	4.76	70,911	859	4.85
Held to maturity	43,465	568	5.23	43,514	558	5.13
Total securities	110,731	1,369	4.95	114,425	1,417	4.95
Loans, net of unearned discount:
SBA	83,828	2,108	10.06	83,021	2,175	10.48
Commercial	314,370	5,875	7.41	305,862	5,779	7.50
Residential mortgage	62,909	887	5.64	57,569	810	5.63
Consumer	49,590	855	6.84	47,792	830	6.89
Total loans	510,697	9,725	7.57	494,244	9,594	7.72
Total interest- earning assets	637,702	11,305	7.05	629,367	11,281	7.13
Noninterest-earning assets:
Cash and due from banks	12,495			13,012
Allowance for loan losses	(7,763)			(7,569)
Other assets	28,780			33,163
Total noninterest- earning assets	33,512			38,606
Total Assets	$671,214			$667,973
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$110,635	664	2.38	$116,043	637	2.18
Savings deposits	199,643	2,081	4.14	192,835	1,971	4.06
Time deposits	169,889	1,963	4.58	178,442	1,968	4.38
Total interest- bearing deposits	480,167	4,708	3.89	487,320	4,576	3.73
Borrowed funds and subordinated debentures	67,083	852	5.04	57,172	738	5.12
Total interest- bearing liabilities	547,250	5,560	4.03	544,492	5,314	3.87
Noninterest-bearing liabilities:
Demand deposits	76,168			77,897
Other liabilities	2,244			2,702
Total noninterest- bearing liabilities	78,412			80,599
Shareholders’ equity	45,552			42,882
Total Liabilities and Shareholders’ Equity	$671,214			$667,973
Net interest spread		5,745	3.02%		5,967	3.26%
Tax-equivalent basis adjustment		(30)			(23)
Net interest income		$5,715			$5,944
Net interest margin			3.60%			3.79%

Unity Bancorp, Inc.
Consolidated Average Balance Sheets
with Resultant Interest and Rates
(Tax-equivalent basis, dollars in thousands)

	Three Months Ended

	December 31, 2006			December 31, 2005

	Balance	Interest	Rate	Balance	Interest	Rate

ASSETS
Interest-earning assets:
Federal funds sold and interest- bearing deposits with banks	$16,274	$211	5.14%	$27,166	$285	4.16%
Securities:
Available for sale	67,266	801	4.76	67,193	726	4.32
Held to maturity	43,465	568	5.23	36,872	444	4.82
Total securities	110,731	1,369	4.95	104,065	1,170	4.50
Loans, net of unearned discount:
SBA	83,828	2,108	10.06	81,835	1,967	9.61
Commercial	314,370	5,875	7.41	248,012	4,547	7.27
Residential mortgage	62,909	887	5.64	62,320	816	5.24
Consumer	49,590	855	6.84	46,544	714	6.09
Total loans	510,697	9,725	7.57	438,711	8,044	7.29
Total interest- earning assets	637,702	11,305	7.05	569,942	9,499	6.63
Noninterest-earning assets:
Cash and due from banks	12,495			11,364
Allowance for loan losses	(7,763)			(6,790)
Other assets	28,780			25,483
Total noninterest- earning assets	33,512			30,057
Total Assets	$671,214			$599,999
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$110,635	664	2.38	$141,589	704	1.97
Savings deposits	199,643	2,081	4.14	144,754	952	2.61
Time deposits	169,889	1,963	4.58	144,732	1,311	3.59
Total interest- bearing deposits	480,167	4,708	3.89	431,075	2,967	2.73
Borrowed funds and subordinated debentures	67,083	852	5.04	48,741	552	4.49
Total interest- bearing liabilities	547,250	5,560	4.03	479,816	3,519	2.91
Noninterest-bearing liabilities:
Demand deposits	76,168			78,299
Other liabilities	2,244			2,400
Total noninterest- bearing liabilities	78,412			80,699
Shareholders’ equity	45,552			39,484
Total Liabilities and Shareholders’ Equity	$671,214			$599,999
Net interest spread		5,745	3.02%		5,980	3.72%
Tax-equivalent basis adjustment		(30)			(13)
Net interest income		$5,715			$5,967
Net interest margin			3.60%			4.20%

Unity Bancorp, Inc.
Consolidated Average Balance Sheets
with Resultant Interest and Rates
(Tax-equivalent basis, dollars in thousands)

	Year to Date

	December 31, 2006			December 31, 2005

	Balance	Interest	Rate	Balance	Interest	Rate

ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits with banks	$21,606	$1,042	4.82%	$17,160	$572	3.33%
Securities:
Available for sale	66,474	3,103	4.67	74,208	3,152	4.25
Held to maturity	41,156	2,069	5.03	31,139	1,477	4.74
Total securities	107,630	5,172	4.81	105,347	4,629	4.39
Loans, net of unearned discount:
SBA	84,113	8,615	10.24	74,369	6,558	8.82
Commercial	294,773	21,914	7.43	230,039	16,164	7.03
Residential mortgage	59,933	3,305	5.51	62,103	3,318	5.34
Consumer	47,652	3,208	6.73	45,707	2,648	5.79
Total loans	486,471	37,042	7.61	412,218	28,688	6.96
Total interest- earning assets	615,707	43,256	7.02	534,725	33,889	6.34
Noninterest-earning assets:
Cash and due from banks	12,439			12,661
Allowance for loan losses	(7,493)			(6,398)
Other assets	29,302			24,399
Total noninterest- earning assets	34,248			30,662
Total Assets	$649,955			$565,387
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$117,730	2,648	2.25	$150,420	2,605	1.73
Savings deposits	183,815	6,948	3.78	130,911	3,164	2.42
Time deposits	169,572	7,101	4.19	118,174	3,820	3.23
Total interest- bearing deposits	471,117	16,697	3.54	399,505	9,589	2.40
Borrowed funds and subordinated debentures	55,756	2,735	4.91	46,604	2,014	4.32
Total interest- bearing liabilities	526,873	19,432	3.69	446,109	11,603	2.60
Noninterest-bearing liabilities:
Demand deposits	77,747			78,519
Other liabilities	2,218			2,634
Total noninterest- bearing liabilities	79,965			81,153
Shareholders’ equity	43,117			38,125
Total Liabilities and Shareholders’ Equity	$649,955			$565,387
Net interest spread		23,824	3.33%		22,286	3.74%
Tax-equivalent basis
adjustment		(79)			(52)
Net interest income		$23,745			$22,234
Net interest margin			3.87%			4.17%

Unity Bancorp, Inc.
Allowance for Loan Losses and Loan Quality Schedules
(Dollars in thousands)

	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning	$7,480	$7,257	$7,120	$6,892	$6,558
Provision charged to expense	600	400	250	300	525
	8,080	7,657	7,370	7,192	7,083
Less: Charge offs
SBA	320	141	66	46	91
Commercial	196	50	48	4	18
Residential mortgage	—	—	—	—	—
Consumer	10	3	14	35	249
Total Charge Offs	526	194	128	85	358
Add: Recoveries
SBA	20	—	—	—	130
Commercial	50	12	2	11	24
Residential mortgage	—	—	—	—	—
Consumer	—	5	13	2	13
Total Recoveries	70	17	15	13	167
Net Charge Offs	456	177	113	72	191
Balance, ending	$7,624	$7,480	$7,257	$7,120	$6,892
LOAN QUALITY INFORMATION:
Nonperforming loans	$8,909	$6,473	$2,552	$3,605	$4,361
Other real estate owned, net	211	—	—	176	178
Nonperforming assets	$9,120	$6,473	$2,552	$3,781	$4,539
Loans 90 days past due and still accruing	$78	$658	$—	$326	$—
Allowance for loan losses to:
Total loans at period end	1.50%	1.50%	1.50%	1.52%	1.54%
Nonperforming loans	85.58	115.56	284.37	197.50	158.04
Nonperforming assets	83.60	115.56	284.37	188.31	151.84
Net charge offs to average loans (QTD)	0.35	0.14	0.10	0.06	0.17
Net charge offs to average loans (YTD)	0.17	0.10	0.08	0.06	0.20
Nonperforming loans to total loans	1.75	1.30	0.53	0.77	0.97
Nonperforming assets to total loans and OREO	1.80	1.30	0.53	0.81	1.01

Unity Bancorp, Inc.
Quarterly Financial Data

	12/31/06	9/30/06	6/30/06	3/31/06	12/31/05

SUMMARY OF INCOME (in thousands):
Interest income	$11,275	$11,258	$10,644	$10,000	$9,486
Interest expense	5,560	5,314	4,611	3,947	3,519
Net interest income	5,715	5,944	6,033	6,053	5,967
Provision for loan losses	600	400	250	300	525
Net interest income after provision	5,115	5,544	5,783	5,753	5,442
Noninterest income	1,746	2,243	1,647	2,002	2,072
Noninterest expense	5,472	5,316	5,001	5,256	4,804
Income before income taxes	1,389	2,471	2,429	2,499	2,710
Federal and state income tax provision	465	844	792	842	956
Net Income	924	1,627	1,637	1,657	1,754
Net Income per Common Share:
Basic	$0.14	$0.25	$0.25	$0.25	$0.27
Diluted	0.13	0.23	0.24	0.24	0.26
COMMON SHARE DATA:
Cash dividends declared	$0.05	$0.05	$0.05	$0.05	$0.05
Book value at quarter end	6.99	6.92	6.60	6.47	6.26
Market value at quarter end	14.71	15.28	15.49	15.29	13.33
Average common shares outstanding: (000’s)
Basic	6,610	6,591	6,574	6,556	6,491
Diluted	6,917	6,925	6,905	6,896	6,807
Common shares outstanding at period end (000’s)	6,618	6,600	6,579	6,566	6,536
OPERATING RATIOS:
Return on average assets	0.55%	1.00%	1.03%	1.08%	1.16%
Return on average common equity	8.05	15.26	15.39	16.26	17.62
Efficiency ratio	73.34	65.48	65.12	65.25	59.76
BALANCE SHEET DATA (in thousands):
Assets	$694,106	$671,811	$670,870	$628,055	$614,172
Deposits	566,465	557,451	576,376	534,437	521,860
Loans	507,690	498,842	484,622	467,963	448,567
Shareholders’ equity	46,228	45,643	43,446	42,477	40,929
Allowance for loan losses	7,624	7,480	7,257	7,120	6,892
TAX-EQUIVALENT YIELDS AND RATES:
Interest-earning assets	7.05%	7.13%	7.04%	6.86%	6.63%
Interest-bearing liabilities	4.03	3.87	3.58	3.21	2.91
Net interest spread	3.02	3.26	3.46	3.65	3.72
Net interest margin	3.60	3.79	3.99	4.12	4.20
CREDIT QUALITY:
Nonperforming assets (in thousands)	$9,120	$6,473	$2,552	$3,781	$4,539
Allowance for loan losses to period-end loans	1.50%	1.50%	1.50%	1.52%	1.54%
Net charge offs to average loans	0.35	0.14	0.10	0.06	0.17
Nonperforming assets to loans and OREO	1.80	1.30	0.53	0.81	1.01
CAPITAL AND OTHER:
Total equity to assets	6.66%	6.79%	6.48%	6.76%	6.66%
Tier I capital to average assets (leverage)	9.13	9.12	8.22	8.26	8.48
Tier I capital to risk-adjusted assets	10.92	10.92	9.85	9.93	10.26
Total capital to risk-adjusted assets	13.72	12.91	11.10	11.18	11.51
Number of banking offices	15	14	14	14	14
Number of ATMs	16	16	16	16	16
Number of employees	185	205	191	190	190

SOURCE  Unity Bancorp, Inc.
          -0-                                                  01/30/2007
          /CONTACT:  News Media & Financial Analyst: Alan Bedner, EVP Chief Financial Officer, +1-908-713-4308 /
          /Web site:  http://www.unitybank.com /
          (UNTY)